UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2025
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry Into a Material Definitive Agreement
On February 25, 2025, SkyWater Technology, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Spansion LLC (“Seller”), an affiliate of Infineon Technologies AG, pursuant to which, subject to the satisfaction or waiver of the conditions contained therein, the Company will acquire all of the issued and outstanding memberships interests of a limited liability company that will be formed prior to closing and that will receive, pursuant to a pre-closing restructuring, certain assets and liabilities related to Infineon Technologies AG’s 200 mm fab in Austin, Texas (the “Transaction”). The purchase price for the Transaction is expected to be approximately $110,000,000, comprised of a base purchase price for the Transaction of $80,000,000 ($55,000,000 of which will be paid at closing), plus a payment at closing for working capital, estimated to be approximately $30,000,000, subject to adjustment. The payment of the remaining $25,000,000 of the base purchase price will be deferred for four years and will be paid by wafer credits under a wafer supply agreement with an affiliate of Seller, which agreement will be executed at the closing of the Transaction pursuant to the Purchase Agreement.

The Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things: (1) the accuracy of the representations and warranties of each party to the Purchase Agreement; (2) the performance by each party of its obligations and covenants in all material respects; (3) the absence of a material adverse effect between the signing of the Purchase Agreement and the closing of the Transaction; (4) the absence of any applicable order or law prohibiting the Transaction; and (5) obtaining U.S. regulatory approval.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants relate to, among other things, the following: (1) Seller’s obligation to conduct the operations of the plant in the ordinary course of business between execution of the Purchase Agreement and the closing of the Transaction; (2) Seller’s obligation to refrain from taking certain actions without the Company’s prior written consent; (3) each party’s obligations to use their reasonable best efforts to obtain certain U.S. regulatory and approvals; and (4) Seller’s obligation to implement the pre-closing restructuring.

Under the Purchase Agreement, the closing of the Transaction shall occur no earlier than May 30, 2025, unless otherwise agreed mutually by the parties. The Purchase Agreement may be terminated by mutual written agreement of the Company and Seller or by either the Company or Seller in limited circumstances, including, among other things, (i) certain uncured breaches of any representation, warranty, covenant or obligation in the Purchase Agreement by the other party; (ii) failure to complete the Transaction by September 30, 2025; and (iii) the existence of an order by a governmental authority prohibiting the Transaction.

The Company intends to finance the purchase price for the Transaction through debt financing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: February 26, 2025	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	Chief Executive Officer